UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Qomolangma Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	86-3733656
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1178 Broadway, 3rd Floor New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of common stock, one right and one warrant	The Nasdaq Stock Market LLC
Shares of Common Stock, par value $0.0001	The Nasdaq Stock Market LLC
Rights to receive one-tenth (1/10) of one share of common stock	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, shares of common stock, rights and warrants of Qomolangma Acquisition Corp., a Delaware corporation. The description of the units, shares of common stock, rights and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on June 6, 2022, as amended from time to time (File No. 333-265447) (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Solely the Units will be traded until the 52nd day following the date of the Registrant’s final prospectus. The trading symbols for the securities, as listed on The Nasdaq Stock Market LLC (“Nasdaq”) are as follows:

Units	QOMOU
Shares of Common Stock	QOMO
Rights	QOMOR
Warrants	QOMOW

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 29, 2022	Qomolangma Acquisition Corp.

	By:	/s/ Jonathan P. Myers
		Name:	Jonathan P. Myers
		Title:	Chairman, President and Chief Executive Officer

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